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                                                                    EXHIBIT 99.4

                             SHAREHOLDER AGREEMENT

     AGREEMENT dated as of June 17, 1998, between PMT Services, Inc., a Tennessee corporation ("PMT"), and Warburg, Pincus Investors, L.P., a Delaware corporation (the "Shareholder").

                                 W I T N E S S E T H:
                                 -------------------

     WHEREAS, immediately prior to the execution of this Agreement, PMT, NOVA Corporation, a Georgia corporation (the "Company"), and Church Merger Corp., a Tennessee corporation ("Merger Subsidiary"), have entered into an Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"), pursuant to which Merger Subsidiary will be merged with and into PMT (the "Merger"); and

     WHEREAS, as an inducement and a condition to entering into the Merger Agreement, PMT has requested that the Shareholder agree, and the Shareholder has agreed, to enter into this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

     SECTION 1. CERTAIN DEFINITIONS. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement. For purposes of this Agreement:

        (a) "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), including pursuant to any agreement, arrangement or understanding, whether or not in writing, but shall in no event include securities held in a fiduciary or custodial capacity. Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such Person would constitute a "group" within the meaning of Section 13(d) of the Exchange Act with respect to securities of the same issuer.

        (b) "Company Common Stock" shall mean at any time the common stock, $.01 par value, of the Company.

        (c) "Existing Shares" shall mean the shares of Company Common Stock Beneficially Owned by the Shareholder on the date hereof.

        (d) "Shares" shall mean the Existing Shares and any shares of Company Common Stock and/or other equity securities of the Company acquired by the Shareholder in any capacity after the date hereof and prior to the termination of this Agreement, whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution, split-up, recapitalization, combination, exchange of shares or the like, gift, bequest, inheritance or as a successor in interest in any capacity or otherwise Beneficially Owned by the Shareholder.

     SECTION 2. VOTING OF COMPANY COMMON STOCK. In the event that the Board of Directors of the Company has approved the Merger Agreement and the transactions contemplated thereby and has recommended (and has not made an Adverse Change in Recommendation) that the shareholders of the Company approve the Merger Agreement, the Shareholder hereby agrees that at any meeting (whether
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annual or special and whether or not an adjourned or postponed meeting) of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, the Shareholder will appear at the meeting or otherwise cause the Shares then held of record or Beneficially Owned by the Shareholder to be counted as present thereat for purposes of establishing a quorum and the Shareholder shall vote or consent (or cause to be voted or consented) the Shares then held of record or Beneficially Owned by the Shareholder in favor of the Merger, the Share Issuance, the execution and delivery by the Company of the Merger Agreement and the approval and adoption of the terms thereof, and each of the other actions contemplated by the Merger Agreement (including but not limited to an amendment to the Company's Articles of Incorporation and the Company's Stock Option Plan) and any actions required in furtherance thereof, unless, following the date hereof (any of the following constituting a "Specified Transaction Exception"): (i) the Shareholder has voted for the approval of another transaction that will result or has resulted in a "Specified Transaction" (as defined below), (ii) any person (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act) shall have made a bona fide unsolicited proposal to the Company or the Shareholder by public announcement or written communication, that is or becomes the subject of public disclosure, of a transaction that would result in a Specified Transaction (the "Proposal"), and such Proposal has not been publicly withdrawn prior to the vote of shareholders of the Company relating to the Merger, (iii) the Conversion Number is increased in any respect, or (iv) the Merger Agreement is otherwise amended in a manner which, in Shareholder's reasonable judgment exercised in good faith, is materially adverse to Shareholder's interests; provided however, that in the case of either clause "(i)" or "(ii)" that the Company shall not be in breach or violation of (aa)
Section 4.2 of the Merger Agreement, or (bb) Section 2.7(A) of the Merger Agreement (but only to the extent that such breach or violation of Section 2.7(A) results from or arises out of an agreement existing at the date of signing of the Merger Agreement and relating to or in contemplation of the transaction triggering the Specified Transaction Exception hereunder).

     For the purposes of this Agreement, a "Specified Transaction" means (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company as a result of which either (A) the Company's stockholders prior to such transaction (by virtue of their ownership of the Company's shares) in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof), or (B) the individuals comprising the board of directors of the Company prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 50% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a person of beneficial ownership of 50% or more of the common stock of the Company whether by merger, consolidation, share exchange, business combination, tender or exchange offer or otherwise; provided that the Merger shall not be deemed a Specified Transaction.

     SECTION 3. TERMINATION. The provisions of this Agreement shall terminate upon the earlier to occur of (i) the Effective Time, and (ii) the termination of the Merger Agreement in accordance with its terms.

     SECTION 4. CONFIDENTIALITY. The Shareholder recognizes that successful consummation of the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, the Shareholder hereby agrees, not to disclose or discuss such matters with anyone not a party to this Agreement (other than to the Company and its and the Company's counsel and advisors) without the prior written consent of PMT and the Company, except for filings required pursuant to the Exchange Act and the rules and regulations thereunder or disclosures its counsel advises are necessary in order to fulfill its obligations imposed by law, in which event the Shareholder shall give prior notice of such disclosure to PMT and the Company as
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promptly as practicable so as to enable PMT and the Company to seek a protective order from a court of competent jurisdiction with respect thereto.

     SECTION 5. DISCLOSURE. The Shareholder hereby agrees to permit the Company to publish and disclose in the Company's Form S-4 Registration Statement and the Joint Proxy Statement included therein relating to the Merger (including all documents, exhibits and schedules filed with the SEC), and any press release or other disclosure document which PMT's and the Company's counsel advises are necessary or desirable in connection with the Merger and any transactions related thereto, the Shareholder's identity and ownership of Company Common Stock, and the nature of its commitments, arrangements and understandings under this Agreement.

     SECTION 6.  MISCELLANEOUS.

        (a) Entire Agreement.  This Agreement constitutes the entire agreement
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     between the parties with respect to the subject matter hereof and thereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

        (b) Binding Agreement.  The Shareholder agrees that this Agreement and
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     the obligations hereunder shall be binding on Shareholder and upon any affiliate of Shareholder to which legal or Beneficial Ownership of such Shares shall pass, whether by operation of law, for value or otherwise. Notwithstanding any such transfer of Shares to an affiliate of Shareholder, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

        (c) Assignment.  No party may assign any of its rights or obligations
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     hereunder, by operation of law or otherwise, without the prior written consent of the other party.

        (d) Amendments, Waivers, Etc.  This Agreement may not be amended,
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     changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

        (e) Notices.  All notices, requests, claims, demands and other
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     communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if given) by hand delivery or telecopy (with a confirmation copy sent for next day delivery via courier services, such as Federal Express), or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Shareholder:     E.M. Warburg, Pincus & Co., LLC
                            466 Lexington Avenue, 11th Floor
                            New York, New York 10017
                            Attention: Dr. Henry Kressel
                                       Managing Director
                            Telephone: (212) 878-0674
                            Facsimile: (212) 878-9359
                                             and
                                       Joseph P. Landy
                                       Managing Director
                            Telephone: (212) 878-0679
                            Facsimile: (212) 878-9359
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     If to PMT:             PMT Services, Inc.
                            3841 Green Hills Village Drive
                            Nashville, Tennessee  37215
                            Attention: Richardson M. Roberts
                                       Chairman and Chief Executive Officer
                            Telephone: (615) 743-3800
                            Facsimile: (615) 254-1501

     with a copy to:        Waller Lansden Dortch & Davis,
                            A Professional Limited Liability Company
     (which shall not       511 Union Street
     constitute notice)     Suite 2100
                            Nashville, Tennessee 37219
                            Attention: J. Chase Cole, Esq.
                            Telephone: (615) 252-2476
                            Facsimile:  (615) 244-6804

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

        (f) Severability.  Whenever possible, each provision or portion of any
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     provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had not been contained herein.

        (g) Specific Performance.  Each of the parties hereto recognizes and
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     acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

        (h) Remedies Cumulative.  All rights, powers and remedies provided under
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     this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

        (i) No Waiver.  The failure of any party hereto to exercise any right,
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     power or remedy provided under this Agreement or otherwise available in respect thereof at law or in equity, or to
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     insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

        (j) No Third Party Beneficiaries.  Except for Sections 4 and 5 hereof
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     with respect to the Company, this Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

        (k) Governing Law.  This Agreement shall be governed and construed in
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     accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of law thereof.

        (l) Further Assurances.  From time to time, at the other party's
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     reasonable request, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement

        (m) Descriptive Headings.  The descriptive headings used herein are
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     inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (n) Counterparts.  This Agreement may be executed in counterparts, each
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     of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.



                     (Signatures begin on following page)
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     IN WITNESS WHEREOF, PMT and the Shareholder have caused this Agreement to be duly executed as of the day and year first above written.

                                         "PMT:"

                                         PMT SERVICES, INC.

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                         "SHAREHOLDER:"

                                         WARBURG, PINCUS INVESTORS, L.P.

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------